Exhibit 1

Joint Filing Agreement

We, the signatories of the statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: April 17, 2009

CCIF Petrol Limited

By:	/s/ Li Zhenzhi
Name: Li Zhenzhi
Title: Director

China Century Investment Fund Limited

By China Renaissance Capital Investment Inc., its sole director

By:	/s/ Li Zhenzhi
Name: Li Zhenzhi
Title: Director

China Renaissance Capital Investment Inc.

By:	/s/ Li Zhenzhi
Name: Li Zhenzhi
Title: Director